UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

__________________________________________

USAA ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9800 Fredericksburg Road

San Antonio, TX 78288

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of the Exchange on which	I.R.S. Employer
to be so Registered	Each Class is to be so Registered	Identification Number
Shares of beneficial interest, no par value per share, of:
USAA Core Short-Term Bond ETF	NYSE Arca, Inc.	82-6330346
USAA Core Intermediate-Term Bond ETF	NYSE Arca, Inc.	82-1887709
USAA MSCI USA Value Momentum Blend Index ETF	NYSE Arca, Inc.	82-1829544
USAA MSCI USA Small Cap Value Momentum Blend	NYSE Arca, Inc.	82-1840294
Index ETF
USAA MSCI International Value Momentum Blend	NYSE Arca, Inc.	82-1864993
Index ETF
USAA MSCI Emerging Markets Value Momentum	NYSE Arca, Inc.	82-1870398
Blend Index ETF

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. 

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-219187

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of each of the USAA Core Short-Term Bond ETF, USAA Core Intermediate-Term Bond ETF, USAA MSCI USA Value Momentum Blend Index ETF, USAA MSCI USA Small Cap Value Momentum Blend Index ETF, USAA MSCI International Value Momentum Blend Index ETF, and USAA MSCI Emerging Markets Value Momentum Blend Index ETF each a series of USAA ETF Trust (the "Trust") to be registered hereunder, is set forth in Pre-Effective Amendment No. 4 to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-219187; 811-23271) filed on October 6, 2017, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed also is hereby incorporated by reference herein.

Item 2. Exhibits.

1.The Trust's Certificate of Trust is included as Exhibit (a)(i) to Pre-Effective Amendment No. 4 to the Trust's Registration Statement on Form N-1A (File No. 333-219187), as filed with the Securities and Exchange Commission on October 6, 2017.

2.The Trust's First Amended and Restated Master Trust Agreement is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File No. 333-219187), as filed with the Securities and Exchange Commission on July 6, 2017.

3.The Trust's By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File No. 333-219187), as filed with the Securities and Exchange Commission on July 6, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 20th day of October, 2017.

USAA ETF TRUST

By:	/s/ Seba Kurian

Name: Seba Kurian

Title: Assistant Secretary